Exhibit 99.1
For Immediate Release
Contact:
Patrick Pedonti
Chief Financial Officer
Tel: +1-860-298-4738
E-mail: investorrelations@sscinc.com
SS&C Technologies Results for Q2 2010: Revenue up 21%
Software-Enabled Services Revenue up 25.9% and Adjusted Diluted EPS of $0.22 up 22%
WINDSOR, CT — August 3, 2010 — SS&C Technologies Holdings, Inc. (Nasdaq: SSNC), a global provider of financial services software and software-enabled services, today announced results for the quarter ended June 30, 2010.
Revenue on a GAAP basis for the second quarter of 2010 was $81.6 million. This is an increase of $14.4 million, or 21.4%, from revenues over the same period in 2009. Net income, on a GAAP basis, for the second quarter of 2010 was $4.4 million, an increase of $0.9 million, or 24.9%, over the same period in 2009. Diluted earnings per share (EPS) for Q2 2010 were $0.06 and remained flat compared to the same period in Q2 2009, reflecting the issuance of an aggregate of 9.8 million shares of common stock in the Company’s IPO.
Adjusted revenue, which is adjusted for one-time purchase accounting adjustments (a non-GAAP measure defined in note 1 to the attached Consolidated Condensed Financial Information), was $81.7 million, an increase of $14.4 million or 21.5% from $67.3 million in the same period of 2009.
Annual Run Rate Basis (ARRB) recurring revenue, defined as the addition of maintenance and software-enabled services revenue, was $70.4 million, an annual run rate of $281.6 million. This represents an increase of 21.7% from $57.9 million and $231.5 million run-rate in the same period in 2009 and an increase of 4.8% from Q1 2010’s $67.2 million and $268.8 million run-rate. We believe a good indicator of visibility is the ARRB of our recurring revenue.
Adjusted operating income (a non-GAAP financial measure defined in note 2 to the attached Consolidated Condensed Financial Information) was $32.4 million for the three months ended June 30, 2010, compared to $26.0 million in Q2 2009, an increase of 24.7%. GAAP operating income in the second quarter of 2010 was $19.8 million and included amortization of $8.7 million and stock-based compensation of $3.9 million, compared to $15.8 million of operating income in Q2 2009, an increase of 25.0%. Adjusted Consolidated EBITDA (a non-GAAP financial measure defined in note 3 to the Consolidated Condensed Financial Information) in Q2 2010 was $33.8 million, compared to $27.2 million in Q2 2009, an increase of 24.2%.

Adjusted net income and adjusted diluted earnings per share (non-GAAP measures defined in note 4 to the attached Consolidated Condensed Financial Information) were $16.2 million and $0.22 compared to $11.2 million and $0.18 in Q2 2009.
“We are pleased with our second quarter results and our 21.5% increase in adjusted revenue,” said Bill Stone, Chairman and CEO, SS&C Technologies Holdings, Inc. “We continue to execute on our strategy to remain focused on the financial services industry, worldwide, and grow our software-enabled services revenue, both organically and from our acquisitions, and in Q2 SS&C achieved a 25.9% increase in software-enabled services revenues over Q2 2009.”
“We continue to improve our operating margins and our strong 24.7% increase in adjusted operating income confirms our focus,” continued Stone.
Cash Flow
SS&C generated net cash from operating activities of $23.4 million for the six months ended June 30, 2010, compared to $20.9 million for the same period in 2009, representing a 12.1% increase. We ended the quarter with $88.9 million of cash on the balance sheet.
“Our balance sheet and cash flow continue to improve. We generated $23.4 million in net cash from operations during the first six months of 2010,” said Stone. “As we previously announced, we completed a redemption of $71.75 million in aggregate principal amount outstanding of our 11 3/4% Senior Subordinated Notes due 2013 during the second quarter. Additionally we paid down $9.8 million of our term loan facility during the six months ended June 30, 2010.”
New Products
We are focusing our development organization to deliver new products and services in 2010. Most recently we launched Risk Analytics’ daily and monthly risk reporting integrated with our fund administration business. SS&C Fund Services provides middle- and back-office services for more than 3,000 funds under administration, and supports multiple structures, including hedge funds, fund of funds, private equity funds and managed account platforms.
In Q2, we launched SS&C Private Equity Industry (PEI) Solutions, which combines our TNR Solution private equity platform with our private equity fund administration services. SS&C’s private equity business services more than 1,000 funds worldwide.
“We have spent considerable time in 2010 developing a high quality end-user experience for clients through secure web portals,” said Stone. “In Q2, we launched new web front-end portals for our fund administration businesses, TradeThru and LMS.”
We continue to integrate our Tradeware acquisition with the SS&C family of products and services and focus on its development. In Q2, Tradeware FIXLink started reporting short positions in securities to the Australian Securities and Investments Commission (ASIC) and announced the signing of two institutional clients.
New Clients
The increase in our software-enabled services can be attributed primarily to the growth of our alternative investment services.

“We continue to see momentum in this business,” said Stone. “One deal of note was a Geneva-based fund of funds manager launching a managed account platform did a worldwide search for a fund administrator and turned to SS&C for their expertise.”
SS&C Lightning, our capital markets solution, continues to gain market acceptance, particularly its collateral management capability. In Q2, Bank of the West completed their implementation of Lightning to support their fixed income trading, sales and collateral management services.
SS&C continues to see momentum with our GEARS (Global Enterprise Accounting and Reporting Solution) platform in the institutional and asset management market. In Q2, SS&C added blue chip clients Bombardier and Guardian Capital LP.
SS&C’s Municipal Finance software business remains strong and we added the investment banking arm of Edward Jones. Commenting on the strength of this business, Stone says, “The State and Local Governments are facing record tax shortfalls, which are being met by the issuance of Municipal Bonds. SS&C has been a leader in this business since acquiring Dubois Brown & Co. (DBC) in November 2002. Cities, states, colleges and universities, as well as the advisors who counsel them, turn to DBC Finance to structure their offerings in the most optimized way.”
Outlook
Based on the information available as of August 3, 2010, we currently expect third quarter revenues to be in the range of $82.0 to $83.0 million, and adjusted net income to be in the range of $16.3 to $16.8 million, assuming an effective tax rate of 35% and approximately 75.5 to 76.0 million diluted shares outstanding for the quarter ending September 30, 2010. For full year 2010, our expectation is for revenues to be in the range of $325.0 to $329.0 million and adjusted net income in the range of $63.0 to $64.0 million. We currently expect the number of diluted shares outstanding to increase by approximately an additional 0.5 million in the fourth quarter of 2010.
Results of SS&C Technologies, Inc.
Our operating subsidiary, SS&C Technologies, Inc., posted the same revenues and net income for the second quarter of 2010 as the Company.
Non-GAAP Financial Measures
Adjusted revenue, adjusted operating income, adjusted consolidated EBITDA, adjusted net income and adjusted diluted earnings per share are non-GAAP measures. See the accompanying notes to the attached Consolidated Condensed Financial Information for the reconciliations and definitions for each of these non-GAAP measures and the reasons our management believes that these measures provide useful information to investors regarding our financial condition and results of operations.
Earnings Call and Press Release
SS&C’s Q2 2010 earnings call will take place at 5:00 p.m. eastern time today, August 3, 2010. The SS&C Q2 earnings press release will be released after the close of the market on August 3, 2010. The call will discuss Q2 2010 results. Interested parties may dial 877-312-8798 (U.S. and Canada) or 253-237-1193 (International) and request the “SS&C Second Quarter 2010 Earnings Call,” conference ID #88691403. A replay will be available after 8:00 p.m. eastern time on August 3rd, until midnight on August 10th, 2010. The dial-in number is 800-642-1687 (U.S. and Canada) 706-645-9291 (International); access code #88691403. The call will also be available for replay on SS&C’s website after August 4th, 2010: http://investor.ssctech.com/results.cfm.

This press release contains forward-looking statements relating to, among other things, our financial guidance for the third quarter of 2010 and full year 2010 and our plans to acquire new businesses. Such statements reflect management’s best judgment based on factors currently known but are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Such risks and uncertainties include, but are not limited to, the state of the economy and the financial services industry, the Company’s ability to finalize large client contracts, fluctuations in customer demand for the Company’s products and services, intensity of competition from application vendors, delays in product development, the Company’s ability to control expenses, terrorist activities, the Company’s ability to integrate acquired businesses, the effect of the acquisitions on customer demand for the Company’s products and services, and those risks described in the Company’s publicly available filings with the Securities and Exchange Commission. The Company cautions investors that it may not update any or all of the foregoing forward-looking statements.
About SS&C Technologies Holdings, Inc.
SS&C delivers investment and financial management software and related services focused exclusively on the financial services industry. Additional information is available at www.ssctech.com.
Follow SS&C on Twitter at @ssctechnologies.

SS&C Technologies Holdings, Inc. and Subsidiaries
Consolidated Condensed Statements of Operation
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2010	2009	2010	2009
Revenues:
Software licenses	$6,074	$3,983	$11,663	$9,803
Maintenance	17,817	16,066	35,836	31,606
Professional services	5,099	5,393	10,488	10,589
Software-enabled services	52,628	41,809	101,805	78,975

Total revenues	81,618	67,251	159,792	130,973

Cost of revenues:
Software licenses	1,908	2,123	3,836	4,171
Maintenance	8,084	6,853	16,081	13,327
Professional services	3,260	3,512	6,618	7,489
Software-enabled services	27,688	22,033	53,567	42,606

Total cost of revenues	40,940	34,521	80,102	67,593

Gross profit	40,678	32,730	79,690	63,380

Operating expenses:
Selling and marketing	6,483	5,039	12,635	10,267
Research and development	7,860	6,757	15,619	12,624
General and administrative	6,546	5,099	12,226	10,181

Total operating expenses	20,889	16,895	40,480	33,072

Operating income	19,789	15,835	39,210	30,308

Interest expense, net	(8,058)	(9,294)	(17,075)	(18,644)
Loss on extinguishment of debt	(5,480)	—	(5,480)	—
Other income (expense), net	115	(1,479)	—	(922)

Income before income taxes	6,366	5,062	16,655	10,742
Provision for income taxes	2,004	1,571	3,272	3,353

Net income	$4,362	$3,491	$13,383	$7,389

Basic earnings per share	$0.06	$0.06	$0.20	$0.12

Basic weighted-average number of common shares outstanding	70,960	60,382	65,900	60,372

Diluted earnings per share	$0.06	$0.06	$0.19	$0.12

Diluted weighted-average number of common and common equivalent shares outstanding	74,538	63,376	69,424	63,134

See Notes to Consolidated Condensed Financial Information.

SS&C Technologies Holdings, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	June 30,	December 31,
	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$88,886	$19,055
Accounts receivable, net	44,744	41,600
Income taxes receivable	7,896	669
Deferred income taxes	1,988	1,780
Prepaid expenses and other current assets	5,243	6,164

Total current assets	148,757	69,268

Property and equipment, net	13,312	14,036

Deferred income taxes	559	499
Goodwill	886,982	885,517
Intangible and other assets, net	199,002	216,321

Total assets	$1,248,612	$1,185,641

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities:
Current portion of long-term debt	$2,011	$4,270
Accounts payable	3,921	4,804
Income taxes payable	—	703
Accrued employee compensation and benefits	8,341	14,693
Other accrued expenses	12,184	16,938
Interest payable	1,305	2,070
Deferred maintenance and other revenue	45,827	40,400

Total current liabilities	73,589	83,878

Long-term debt, net of current portion	313,387	392,989
Other long-term liabilities	9,574	10,764
Deferred income taxes	47,043	52,023

Total liabilities	443,593	539,654

Total stockholder’s equity	805,019	645,987

Total liabilities and stockholder’s equity	$1,248,612	$1,185,641

See Notes to Consolidated Condensed Financial Information.

SS&C Technologies Holdings, Inc. and Subsidiaries
Consolidated Condensed Statements of Cash Flows
(in thousands)
(unaudited)

	Six Months Ended
	June 30,	June 30,
	2010	2009
Cash flow from operating activities:
Net income	$13,383	$7,389
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	20,297	17,598
Stock-based compensation expense	5,232	2,794
Amortization of loan origination costs	2,403	1,145
(Gain) loss on sale or disposition of property and equipment	(2)	3
Deferred income taxes	(6,090)	(5,628)
Provision for doubtful accounts	454	327
Changes in operating assets and liabilities excluding effects from acquisitions:
Accounts receivable	(2,423)	1,649
Prepaid expenses and other assets	818	1,634
Income taxes receivable	(3,838)	—
Accounts payable	(857)	(145)
Accrued expenses	(10,914)	(7,136)
Income taxes payable	—	(2,549)
Deferred maintenance and other revenue	4,971	3,824

Net cash provided by operating activities	23,434	20,905

Cash flow from investing activities:
Additions to property and equipment	(2,238)	(621)
Proceeds from sale of property and equipment	52	3
Cash paid for business acquisitions, net of cash acquired	(11,372)	(10,327)
Additions to capitalized software	(99)	—

Net cash used in investing activities	(13,657)	(10,945)

Cash flow from financing activities:
Repayment of debt and acquired debt	(81,597)	(1,153)
Exercise of stock options	5,396	1,592
Income tax benefit related to exercise of stock options	3,583	—
Proceeds from common stock issuance, net	134,611	—
Purchase of common stock for treasury	(1,169)	(1,776)

Net cash provided by (used in) financing activities	60,824	(1,337)

Effect of exchange rate changes on cash	(770)	1,145

Net increase in cash and cash equivalents	69,831	9,768
Cash and cash equivalents, beginning of period	19,055	29,299

Cash and cash equivalents, end of period	$88,886	$39,067

See Notes Consolidated Condensed Financial Information.

SS&C Technologies Holdings, Inc. and Subsidiaries
Notes to Consolidated Condensed Financial Information
Note 1. Reconciliation of Revenue to Adjusted Revenue
Adjusted revenue represents revenue adjusted for one-time purchase accounting adjustments to fair value deferred revenue acquired in business combinations. Adjusted revenue is presented because we use this measure to evaluate performance of our business against prior periods and believe it is a useful indicator of the underlying performance of the Company. Adjusted revenue is not a recognized term under generally accepted accounting principles (GAAP). Adjusted revenue does not represent revenue, as that term is defined under GAAP, and should not be considered as an alternative to revenue as an indicator of our operating performance. Adjusted revenue as presented herein is not necessarily comparable to similarly titled measures. The following is a reconciliation between adjusted revenue and revenue, the GAAP measure we believe to be most directly comparable to adjusted revenue.

	Three months ended June 30,		Six months ended June 30,
(in thousands)	2010	2009	2010	2009
Revenue	$81,618	$67,251	$159,792	$130,973
Purchase accounting adjustments to deferred revenue	62	—	142	—

Adjusted revenue	$81,680	$67,251	$159,934	$130,973

Note 2. Reconciliation of Operating Income to Adjusted Operating Income
Adjusted operating income represents operating income adjusted for amortization of acquisition-related intangible assets and purchase accounting adjustments for deferred revenue and other expenses. Adjusted operating income is presented because we use this measure to evaluate performance of our business and believe it is a useful indicator of the underlying performance of the Company. Adjusted operating income is not a recognized term under accepted accounting principles GAAP. Adjusted operating income does not represent operating income, as that term is defined under GAAP, and should not be considered as an alternative to operating income as an indicator of our operating performance. Adjusted operating income as presented herein is not necessarily comparable to similarly titled measures. The following is a reconciliation between adjusted operating income and operating income, the GAAP measure we believe to be most directly comparable to adjusted operating income.

	Three months ended June 30,		Six months ended June 30,
(in thousands)	2010	2009	2010	2009
Operating income	$19,789	$15,835	$39,210	$30,308
Amortization of intangible assets	8,734	7,752	17,408	15,174
Stock-based compensation	3,882	1,525	5,232	2,794
Capital-based taxes	228	342	454	676
Unusual or non-recurring charges	(153)	276	83	361
Purchase accounting adjustments	(60)	(54)	(37)	(105)
Other	(45)	295	161	640

Adjusted operating income	$32,375	$25,971	$62,511	$49,848

Note 3. Reconciliation of Net Income to EBITDA, Consolidated EBITDA and Adjusted Consolidated EBITDA
EBITDA represents net income before interest expense, income taxes, depreciation and amortization. Consolidated EBITDA, defined under our Credit Agreement entered into in November 2005, is used in calculating covenant compliance, and is EBITDA adjusted for certain items. Consolidated EBITDA is calculated by subtracting from or adding to EBITDA items of income or expense described below. Adjusted consolidated EBITDA is calculated by subtracting acquired EBITDA from consolidated EBITDA. EBITDA, consolidated EBITDA and adjusted consolidated EBITDA are presented because we use these measures to evaluate performance of our business and believe them to be useful indicators of an entity’s debt capacity and its ability to service debt. EBITDA, consolidated EBITDA and adjusted consolidated EBITDA are not recognized terms under GAAP and should not be considered in isolation or as an alternative to operating income, net income or cash flows from operating activities. EBITDA, consolidated EBITDA and adjusted consolidated EBITDA do not represent net income, as that term is defined under GAAP, and should not be considered as an alternative to net income as an indicator of our operating performance. The following is a reconciliation between EBITDA, consolidated EBITDA and adjusted consolidated EBITDA and net income.

					Twelve months
					ended
	Three months ended June 30,		Six months ended June 30,		June 30,
(in thousands)	2010	2009	2010	2009	2010
Net income	$4,362	$3,491	$13,383	$7,389	$25,012
Interest expense, net	13,538	9,294	22,555	18,644	40,774
Taxes	2,004	1,571	3,272	3,353	9,723
Depreciation and amortization	10,184	9,025	20,297	17,598	38,727

EBITDA	30,088	23,381	59,507	46,984	114,236
Stock-based compensation	3,882	1,525	5,232	2,794	8,045
Capital-based taxes	228	342	454	676	573
Acquired EBITDA and cost savings	—	857	192	2,025	4,041
Unusual or non-recurring charges	(267)	1,755	84	1,283	791
Purchase accounting adjustments	(60)	(54)	(37)	(105)	(25)
Other	(45)	295	161	640	722

Consolidated EBITDA	33,826	28,101	65,593	54,297	128,383
Less: acquired EBITDA	—	(857)	(192)	(2,025)	(4,041)

Adjusted Consolidated EBITDA	$33,826	$27,244	$65,401	$52,272	$124,342

Note 4. Reconciliation of Net Income to Adjusted Net Income and Diluted Earnings Per Share to Adjusted Diluted Earnings Per Share
Adjusted net income and adjusted diluted earnings per share represent net income and earnings per share before amortization of intangible assets and deferred financing costs, stock-based compensation, capital-based taxes and other unusual and non-recurring items. Adjusted net income and adjusted diluted earnings per share are not recognized terms under GAAP, do not represent net income or diluted earnings per share, as those terms are defined under GAAP, and should not be considered as alternatives to net income or diluted earnings per share as indicators of our operating performance. Adjusted net income and adjusted diluted earnings per share are important to management and investors because it represents our operational performance exclusive of the effects of amortization of intangible assets and deferred financing costs, stock-based compensation, capital-based taxes and other unusual and non-recurring items that are not operational in nature or comparable to those of our competitors. The following is a reconciliation between adjusted net income and adjusted diluted earnings per share and net income and diluted earnings per share.

	Three months ended June 30,		Six months ended June 30,
(in thousands, except per share data)	2010	2009	2010	2009
GAAP — Net income	$4,362	$3,491	$13,383	$7,389
Plus: Amortization of intangible assets	8,734	7,752	17,408	15,174
Plus: Amortization of deferred financing costs	554	575	1,138	1,145
Plus: Stock-based compensation	3,882	1,525	5,232	2,794
Plus: Capital-based taxes	228	342	454	676
Plus: Unusual and non-recurring items	(267)	1,755	84	1,283
Plus: Loss on extinguishment of debt	5,480	—	5,480	—
Plus: Purchase accounting adjustments	(60)	(54)	(37)	(105)
Plus: Other	(45)	295	161	640
Income tax effect (1)	(6,701)	(4,467)	(13,029)	(7,969)

Adjusted net income	$16,167	$11,214	$30,274	$21,027

Adjusted diluted earnings per share	$0.22	$0.18	$0.44	$0.33

GAAP diluted earnings per share	$0.06	$0.06	$0.19	$0.12

Diluted weighted-average shares outstanding	74,538	63,376	69,424	63,134

(1)	An estimated normalized effective tax rate of 35% has been used to adjust the provision for income taxes for the purposes of computing adjusted net income.